Page 1 Investor Letter 3Q 2022 October 27, 2022

L3HARRIS INVESTOR LETTER 3Q 2022 Refer to endnotes on page 19 Page 2 When I reflect on this past quarter, I’m reminded of the movie title “The Good, the Bad and the Ugly.” Our strategy is sound and we’re winning, we’re reducing our guidance for the year and external factors continue to challenge our business. The Good: Our mission at L3Harris remains the same – be the non-traditional prime that creates innovative solutions via our Trusted Disruptor strategy to address the heightened threat environment for government customers seeking alternatives. With hard work from our team, this strategy is progressing as evidenced by several pivotal prime awards and a portfolio enhancing acquisition to further solidify our unique networking position. The combination of increased urgency among government customers and traction with our strategy led to a book-to- bill1 of nearly 1.2x in the quarter, which reflects strength across all segments. Pivotal prime awards include approximately $3.0 billion for U.S. Special Operations Command’s Armed Overwatch program, $800 million for satellites as part of SDA’s National Defense Space Architecture and nearly $400 million for an integrated U.S. Navy sensor and fire control system. L3Harris was also selected by the U.S. Air Force to be part of a digital infrastructure consortium to define requirements and standards for key networking solutions within its Advanced Battlefield Management System program. Post quarter close, we announced an agreement to acquire Viasat’s Tactical Data Links product line for $1.96 billion. This acquisition will enhance L3Harris’ networking capability and provide immediate access to the ubiquitous Link 16 waveform, better positioning the company to enable the DoD’s integrated architecture goal in JADC2. We look forward to closing the acquisition in the first half of 2023 and will remain opportunistic with our balance sheet. The Bad: Despite our progress, as well as rising demand, the current backdrop remains a challenge and has contributed to a reduction in our financial guidance for the year. Third quarter results fell short of our expectations. Reported revenue was flat year-over-year, but expanded 3% organically2 with growth in each business segment. Net margin and GAAP EPS were weighed down by goodwill impairments. Segment adjusted operating margin3 was down versus the prior year largely due to the macroeconomic environment that impacted program performance and timing, resulting in flattish non-GAAP EPS3. We reported cash flow from operating activities and adjusted free cash flow3 of over $500 million. On full-year guidance, we are reducing our outlook across all financial metrics to reflect the above factors carrying into the fourth quarter and, most notably, the timing of a Mideast aircraft missionization program and supply disruptions. Though challenges are ongoing, our team is focused on “controlling the controllables” such as key customer deliveries, our e3 cost savings program, employee engagement and capital allocation. and the Ugly: With the conflict between Russia and Ukraine entering its ninth month, threats still emanating from China and North Korea and political tension rising in the Mideast, geopolitical risks remain elevated. Accordingly, the urgency and commitment around increased funding to combat these risks have held steady. In several international markets such as France and Japan, efforts are underway to ramp defense spending over the medium term. In the U.S., the GFY23 DoD budget is showing strength; however, we began the government fiscal year with another continuing resolution, while mid-term elections are approaching and national debt is expanding. The lack of budget visibility continues to strain the industry, as well as our business, and runs contrary to urgent needs. We are actively engaged with our suppliers, though many are experiencing the same challenges related to material shortages, labor attrition and inflation straining the overall defense industrial base. We will be analyzing this situation over the next few months prior to providing our 2023 guidance. Notwithstanding the ongoing challenges, we are focused on executing our strategy of being the Trusted Disruptor and remain optimistic about growth opportunities for continued value creation. Christopher E. Kubasik Chair and Chief Executive Officer LETTER TO INVESTORS

L3HARRIS INVESTOR LETTER 3Q 2022 Refer to endnotes on page 19 Page 3 3Q22 Summary ........................................................ 4 Demand Environment ............................................... 5 Operational Update .................................................. 9 Financial Results ...................................................... 12 Capital Allocation ...................................................... 15 Financial Guidance ................................................... 17 Endnotes ................................................................... 19 Non-GAAP Financial Measures ................................ 20 Forward-Looking Statements ................................... 21 Financial Tables ........................................................ 22 Reconciliation of Non-GAAP Financial Measures .... 28 Conference Call Information..................................... 35 TABLE OF CONTENTS

3Q22
SUMMARY

Orders and revenue

- Funded book-to-bill[1] of approximately 1.2x
- Total backlog growth of 1%, and 2% adjusted for divestitures[3], versus prior year
- Revenue of $4.2 billion, flat versus prior year and up 3% on an organic[2] basis

Margin and earnings

- Net margin of (7.1)% and earnings per share (EPS) loss of $1.56; reflects goodwill impairment charge of $802 million, or $4.16 per share
- Segment operating margin[3] of 15.4% and non-GAAP EPS[3] of $3.26

Cash flow and capital deployment

- Operating cash flow of $588 million and adjusted free cash flow[3] of $546 million
- Returned $386 million to shareholders in dividends and share repurchases

2022 guidance

- Outlook reduced across all financial metrics

3Q22 Financials


Revenue 2
GAAP $4,229 $4,246
Adjusted $4,134 $4,246
3%
3Q21 3Q22
Income / (Loss) and Margin3
GAAP $542 $(350)
Adjusted $684 $652
16.2% 15.4%
-5%
3Q21 3Q22
EPS 3
GAAP $2.39 $(1.56)
Adjusted 3.21 $3.26
2%
3Q21 3Q22
Cash Flow 3,4
GAAP $484 $588
Adjusted $673 $546
-19%
3Q21 3Q22

($M, except per share amounts)

2022 Guidance

Revenue	~$16.8B (vs. $17.3B - $17.7B, low end)
Organic revenue change[2]	down ~2.0% (vs. up 1.0% - 3.0%, low end)
Net income margin	~6.80% (vs. 12.00% - 12.25%, low end)
Segment operating margin[3]	~15.50% (vs. 16.00% - 16.25%, low end)
GAAP EPS	$5.80 - $6.05 (vs. $10.75 - $11.05, low end)
Non-GAAP EPS[3]	$12.75 - $13.00 (vs. $13.35 - $13.65, low end)
Operating cash flow[4]	~$2.2B (vs. $2.4B - $2.5B, low end)
Adjusted free cash flow[3,4]	~$2.0B (vs. $2.15B - $2.25B, low end)

Refer to endnotes on page 19

L3HARRIS INVESTOR LETTER 3Q 2022
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DEMAND
ENVIRONMENT

The increased urgency and focus related to global defense spending have been sustained for another quarter. Geopolitical tensions across Asia and the Middle East have been more prominent in recent months, while the conflict between Russia and Ukraine enters its ninth month. Customers, both domestic and international, continue to revisit spending levels to address threats across all domains, which L3Harris is positioned to support. The improving contracting environment and the company's unique opportunity set was evident with this quarter's strong orders results. Funded book-to-bill[1] was 1.19x, with strength across each segment, and total backlog expanded 1%, and 2% adjusted for divestitures, versus prior year.


Funded Book-to-Bill 1
1.02 1.03
1.15 1.13
1.52
1.21
1.19 1.11
IMS
SAS
CS
LHX
3Q22
Year-to-Date (YTD)

The U.S. Government Fiscal Year (GFY) 2023 Department of Defense (DoD) budgetary process progressed into quarter-end with the Senate Appropriations Subcommittee on Defense (SAC-D) supporting a $37 billion plus-up to the U.S. President's Budget Request (PBR) of $773 billion, representing a 9% increase year-over-year.

This keeps the current range of U.S. DoD budget proposals at $773 billion to $819 billion, indicating a 4%-10% increase versus GFY22. These mark-ups, as well as the PBR, highlight support for many L3Harris offerings across domains, including responsive satellites, Intelligence, Surveillance and Reconnaissance (ISR) aircraft, tactical communications, networked maritime systems and classified cyber solutions.


U.S. DoD Budget ($B)
$704
$742
$773
$777
$808
$819
$810
GFY21
GFY22
GFY23 PBR
GFY23 HAC-D
GFY23 HASC
GFY23 SASC
GFY23 SAC-D

U.S. President's Budget Request (PBR)
U.S. House Appropriations Subcommittee on Defense (HAC-D)
U.S. House Armed Services Committee (HASC)
U.S. Senate Armed Services Committee (SASC)
U.S. Senate Appropriations Subcommittee on Defense (SAC-D)

At the end of the GFY22, the U.S. Congress passed a Continuing Resolution (CR) through December 16. The CR is a risk the industry is monitoring alongside the mid-term elections, a growing budget deficit and the persistent uncertainty surrounding inflation impacts. Over the next six weeks, the U.S. Congress must act to resolve the CR to avoid it extending into 2023.

As part of the current CR, an additional $12 billion Ukraine aid package was enacted, bringing the total to $66 billion. A portion of these funds are addressable for L3Harris solutions, including tactical communications, night vision goggles and ISR, among others.

Refer to endnotes on page 19

L3HARRIS INVESTOR LETTER 3Q 2022
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Page 6 L3HARRIS INVESTOR LETTER 3Q 2022 Refer to endnotes on page 19 Year-to-date, the company has received orders of several hundred million dollars in support of Ukraine and it continues to build on its long-term relationship with the Ukrainian Ministry of Defence, as well as allies in the region. In the aggregate, U.S. Government defense spending priorities supporting integrated deterrence through modernized solutions, as highlighted in the recent National Security Strategy, continue to validate L3Harris’ strategy of investing in future technologies through leading internal Research & Development (R&D) spend, along with innovation accelerators. In international markets, the North Atlantic Treaty Organization (NATO) continues to evolve its strategy on multiple levels. Several countries, including Finland and Sweden, are pursuing NATO membership, while existing members such as France have in recent months supported increased spending beyond the 2% of gross domestic product (GDP) target. Recently, additional countries such as Japan have followed similar paths with expanded defense budgets due to persistent threats. In international markets, the North Atlantic Treaty Organization (NATO) is evolving its strategy via increased troop levels, expanded membership and higher spending commitments. In regard to defense spending, NATO leadership noted its 2% of gross domestic product (GDP) target as being a “floor,” with the United Kingdom, Poland, Germany, Italy and others signaling larger commitments. Additional regions and countries, such as Japan and Taiwan, are following similar paths due to persistent threats. LHX International Revenues Last Twelve Months (LTM) Europe Asia-Pacific Middle East & North Africa Americas (excluding U.S.) With international expansion a key pillar of L3Harris’ growth strategy, the company is positioned to capitalize on demand and offer a range of solutions to customers, including aircraft missionization, fighter jet upgrades, maritime platform expansion, soldier modernization and resilient communications. Progress to date is evident with international orders of nearly $3 billion and a book-to-bill above 1.0x year-to-date, underpinning continued international revenue growth potential. ~30% ~40%~20% ~10% 2022 Cumulative Ukraine Supplemental Funding ($B) $14 $54 $66 Defense Related Humanitarian / Other January May September NATO Budget excluding U.S. ($B) $300 $302 $326 $361 $368 2018 2019 2020 2021e 2022e 2% GDP Target Source: North Atlantic Treaty Organization 1.5% 1.5% 1.7% 1.7% 1.6% support

Page 7 L3HARRIS INVESTOR LETTER 3Q 2022 Refer to endnotes on page 19 AirSpace The company won strategic awards for ISR solutions, advanced sensors and other technologies across airborne platforms, including: > Approximately $3 billion for a competitive indefinite delivery, indefinite quantity (IDIQ) contract for the U.S. Special Operations Command’s Armed Overwatch program. The prime contract includes delivery of up to 75 manned, fixed-wing aircraft. > Over $230 million in awards for F-35, including $45 million for increased electronic warfare content in support of Block 4 upgrades > $60 million in continued support of the Suite of Integrated RF Countermeasures (SIRFC) program, providing self-protection capabilities for rotary-wing aircraft > A multi-million dollar award for the U.S. Air Force’s Advanced Battlefield Management System (ABMS) Digital Infrastructure (DI) consortium. This consortium will define requirements and standards to inform the development of the ABMS - DI to realize the DoD’s Joint All-Domain Command and Control (JADC2) vision. Separately, L3Harris received several million dollars for ABMS from the Air Force’s Rapid Capabilities Office to support the design of the KC-46 communications pod. Key Awards by Domain L3Harris received several key awards for responsive space and other critical missions, including: > Over $800 million, as a prime for the Space Development Agency (SDA) to develop and integrate multiple end-to-end satellite systems for Tranche 1 of the National Defense Space Architecture Tracking Layer > More than $60 million award in support of the Space-Based Infrared System (SBIRS) geostationary orbit (GEO) / highly elliptical orbit (HEO) spacecraft operations, providing 6 ground station receivers to the U.S. Space Force > Nearly $30 million competitive award to provide the engine control unit for Blue Origin’s lunar lander > Over $30 million to provide payloads for commercial earth observation with a potential opportunity of over $250 million > Approximately $20 million prime award for a classified space payload solution

Page 8 L3HARRIS INVESTOR LETTER 3Q 2022 Refer to endnotes on page 19 The company was awarded prime U.S. DoD and international contracts for resilient and secure communication solutions, including: > Nearly $900 million, 10-year, sole-source IDIQ award to sustain the Common Data Link, providing secure data sharing across domains to the U.S. Army > More than $230 million award for manpack and leader radios under the U.S. Army handheld, manpack and small (HMS) form fit radio IDIQ contract > A $190 million IDIQ contract within the Broadband Communications business for the continued build-out of a classified communications network > Approximately $190 million in awards for tactical and public safety radios from a key customer in Eastern Europe > Over $100 million competitive award for the U.S. Marine Corps’ Expeditionary Advanced Ground Link (EAGL) system, which will deliver improved transmission capabilities while maintaining secure communications > More than $80 million in awards for the U.S. Army Enhanced Night Vision Goggle - Binocular (ENVG-B) system, the third delivery order received under the Program of Record L3Harris expanded its prime positions across key maritime programs, including: > A contract worth up to $380 million for the U.S. Navy’s production, repair and sustainment of the Cooperative Engagement Capability (CEC) system, which enables high quality situational awareness and integrated fire control capability. CEC will also be the backbone of the Navy’s JADC2 architecture. > More than $100 million follow-on award for a classified undersea network solution The company received nearly $250 million in Intel & Cyber orders in 3Q22, including an initial award of approximately $15 million to support classified systems development for U.S. national security efforts. SeaLand Cyber The appearance of U.S. Department of Defense (DoD) visual information does not imply or constitute DoD endorsement.

OPERATIONAL **UPDATE**

The macroeconomic backdrop continues to present challenges. For L3Harris, supply chain disruptions, labor mobility and rising inflation have all had an impact that management is working to address. While the company has made progress in its efforts, impacts to program performance and timing have contributed to the reduced 2022 financial guidance. Longer-term effects, however, are anticipated to be limited given actions such as pricing adjustments and cost controls as well as a shorter-cycle portfolio mix that will help offset rising input costs including labor, material and overhead.

Supply Chain

Global supply chain disruptions stemming from shifts in demand, labor shortages and structural factors continue to create headwinds for a range of industries, including Aerospace & Defense. The effects of these disruptions have been pervasive throughout L3Harris' portfolio and most acute for businesses that rely on electronic components, including tactical and public safety radios, night vision goggles and imaging sensors, among others.

Supplier disruptions had a greater than expected impact on the third quarter. Revenues at product-based businesses were affected by ~$70 million in the quarter and ~$200 million year-to-date, reflecting consistent headwinds sequentially.

However, the company still met key customer commitments and within Tactical Communications, the company's largest product-based business, trends improved modestly quarter-over-quarter with the business delivering topline growth and expanding backlog from "pent-up" demand.


Tactical Communications - Products
Funded Backlog ($B)
Funded Book-to-Bill3
$1.3
1.4x
$1.3
1.0x
$1.5
1.5x
$1.9
1.6x
4Q21
1Q22
2Q22
3Q22

Represents product-based portion of Tactical Communications business

L3Harris continues to deploy strategies to address the current supply chain environment. They include longer-term commitments, inventory redesigns and building "smart inventory," among others. In addition, the company has expanded its engagement with the supplier base from its top suppliers at merger to over 500,000 incorporating lower tiers. Nonetheless, L3Harris still anticipates headwinds to continue into year end and 2023.

Labor

Labor markets have tightened considerably over the last year and more recently have been characterized by rising wages and higher attrition across skill levels, attributed in part to increased labor mobility.

Refer to endnotes on page 19

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Page 10 Refer to endnotes on page 19 L3HARRIS INVESTOR LETTER 3Q 2022 The broader Aerospace & Defense industry and L3Harris have experienced similar trends, which the company to date has actively managed by offering flexible work arrangements and competitive wages, with a continual focus and prioritization of employee engagement. Since its formation, company headcount, adjusted for divestitures, has been stable, and year-to-date L3Harris has added ~6,000 new hires, including ~850 new college graduates. The labor market is anticipated to remain tight and, in the short term, continue to be a challenge for both supply chain and program execution. Over the long term, L3Harris expects revenue and labor trends to be aligned, pointing toward an upward bias. Inflation The above factors relating to supply chain disruptions and labor mobility alongside other factors have led to rising U.S. inflation in the high- single-digit range, with on-going uncertainty and risk regarding its duration. For L3Harris, impacts to its cost structure have steadily increased. In the third quarter, supply chain-related inflation was partially offset by mitigation strategies that included operational improvements, escalation clauses, supply chain negotiations and re-pricing efforts. In addition, for the full year, and consistent with current guidance, L3Harris expects inflation impacts to continue into year end and 2023. Over the long term, with a balanced portfolio of fixed-price and cost reimbursable contracts along with a relatively short duration of approximately one year, on average, for its backlog, the company is positioned to minimize potential impacts. In aggregate, the company anticipates these macroeconomic challenges to persist into 2023 with management’s focus on controllable factors to limit the effects relating to program performance and program timing as well as higher input costs from the rising supply chain, inflation and labor costs. OPERATIONAL UPDATE FY21 LHX Revenue by Contract Type Fixed Price - Traditional Government Fixed Price - Commercial Cost Reimbursable~50% ~25% ~25%

3Q22 Highlights

L3Harris has partnered with Embraer to develop an “Agile Tanker,” a tactical aerial refueling option to address the U.S. Air Force’s operational imperatives. The partnership expands the capabilities of Embraer’s KC-390 Millennium tactical tanker aircraft, including the addition of advanced boom operations and mission systems as well as JADC2 requirements.



As part of the ongoing support for Ukraine military aid, the L3Harris Vehicle-Agnostic Modular Palletized ISR Rocket Equipment (VAMPIRE) was among the systems highlighted in recent Ukrainian aid packages. VAMPIRE is a portable solution that can be installed on most vehicles with a cargo bed for launching the advanced precision kill weapons system and other laser-guided munitions.


AN/PRC-163
MULTI-CHANNEL HANDHELD
6700

L3Harris participated in the 2022 Rim of the Pacific exercise with the Nomad unmanned surface vehicle. Nomad is designed to support multiple maritime missions, providing ISR and maritime domain awareness. During the exercise, Nomad successfully operated autonomously, while maintaining vessel awareness and complying with collision avoidance guidelines.



On October 17, Integrated Mission Systems (IMS) Segment President, Sean Stackley, became Senior Vice President, Strategy & Growth, for L3Harris. Succeeding Sean, Jon Rambeau joined the company as President of the IMS Segment. Jon is a veteran of the Aerospace & Defense industry, most recently serving as Vice President and General Manager, Integrated Warfare Systems and Sensors with Lockheed Martin.



The appearance of U.S. Department of Defense (DoD) visual information does not imply or constitute DoD endorsement.

Refer to endnotes on page 19

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FINANCIAL
RESULTS

Third quarter revenue was flat versus prior year and increased 3%, excluding the impact of prior-year divestitures[2] that totaled $95 million. The organic revenue[2] change was driven by growth across all segments, most notably within Integrated Mission Systems (IMS) and Communication Systems (CS).



LHX Revenue ($M)
$4,229
$4,246
–%
$4,134
$4,246
3%
Revenue
Organic Revenue 2
3Q21
3Q22

Net margin contracted to (7.1)%, primarily due to non-cash impairment charges for goodwill totaling $802 million. Segment operating margin[3] contracted versus the prior year by 80 basis points to 15.4%, largely due to macroeconomic factors including higher input costs and supplier disruptions that adversely impacted program performance, new program ramps and mix.



Income / (Loss) and Margin ($M) 3
Net Income / (Loss)
$542
$(350)
Segment Operating 2
$684
16.2%
$652
15.4%
-5%
3Q21
3Q22

EPS decreased to a loss of $1.56 due to the combined effect of non-cash goodwill impairment charges and other factors, partially offset by fewer diluted weighted average common shares outstanding.

Non-GAAP EPS[3] increased 2%, or $0.05 to $3.26, primarily due to a lower adjusted tax rate[3] and fewer average diluted shares outstanding that more than offset decreases in segment margin.



3Q22 Non-GAAP EPS 3 Walk
$2.39
$(1.56) GAAP
$3.21
$(0.03)
$(0.05)
– Program Performance
– Input costs
+ e3
+ Volume
$0.14
$(0.01)
– Pension
+ Tax
$3.26
2%
3Q21 Actual
Divestitures
Operations
Share count
Other
3Q22 Actual

Funded book-to-bill[1] was 1.19x, with strength across each segment, highlighted by Tactical Communications, Space, Broadband Communications and several other businesses.

Refer to endnotes on page 19

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Integrated Mission Systems

IMS revenue increased 4%, reflecting an increase of $73 million in ISR largely from $59 million of revenue for the newly-awarded Armed Overwatch program and an increase of $15 million in Commercial Aviation primarily due to $18 million of higher revenue related to the sale of end-of-life inventory, partially offset by a decrease of $13 million in Maritime due to material delays as well as program timing.



IMS Revenue ($M)
GAAP
$1,649
$1,710
Organic[2]
$1,642
$1,710
4%
3Q21
3Q22

IMS operating loss as a percentage of revenue (operating margin) contracted to (13.2)%, largely due to goodwill impairment charges totaling $447 million from a weakened outlook for precision weapons and higher interest rates. Excluding the non-cash charge, segment margins declined 110 basis points to 13.0% from higher input costs, material delays and mix, partially offset by the sale of end-of-life inventory and higher volume in Commercial Aviation.



IMS Operating Income / (Loss) and Margin ($M)
GAAP
$232
$(225)
Adjusted[3]
$232
$222
14.1%
13.0%
-4%
3Q21
3Q22

IMS funded book-to-bill[1] was 1.02x from strength in Maritime and a continued recovery at Commercial Aviation.

Space & Airborne Systems

Space & Airborne Systems (SAS) revenue increased 1%, primarily driven by an increase of $68 million in Space, reflecting growth in responsive satellite programs that more than offset a $40 million decline in airborne businesses, reflecting transitions from development to production on the F-35 and F-18 programs.



SAS Revenue ($M)
$1,494
$1,502
1%
3Q21
3Q22

Refer to endnotes on page 19

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SAS operating margin contracted 100 basis points to 11.5% primarily from a $22 million increase in unfavorable estimate at completion (EAC) adjustments due to higher input costs and program performance, mainly in the Electronic Warfare and Space businesses, and new program ramps, partially offset by a decrease in R&D expenses.

SAS Operating Income and Margin ($M)


$187
12.5%
$172
11.5%
-8%
3Q21
3Q22

SAS funded book-to-bill[1] was 1.15x, driven by increased demand in Space and Mission Avionics.

Communication Systems

CS revenue increased 4% reflecting an increase of $94 million in Tactical Communications, primarily due to an increase in volume, partially offset by a decrease of $37 million in Broadband Communications due to lower volume on legacy platforms and a decrease of $27 million in Integrated Vision Solutions from program timing and volumes.

CS Revenue ($M)


$1,030
$1,068
4%
3Q21
3Q22

CS operating margin contracted to (9.1)%, primarily due to a non-cash impairment for goodwill of $355 million in the Broadband Communications business from a lower outlook on legacy platforms as well as higher interest rates. Excluding the non-cash charge, segment margins declined 80 basis points to 24.2% due to higher input costs and lower margin on new program ramps.

CS Operating Income / (Loss) and Margin ($M)


GAAP
Adjusted[2]
$258
$(97)
$258
$258
25.0%
24.2%
-3%
3Q21
3Q22

CS funded book-to-bill[1] was 1.52x driven by increased demand across all businesses.

Refer to endnotes on page 19

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CAPITAL ALLOCATION

Cash Flow

L3Harris reported 3Q22 operating cash flow of $588 million and adjusted free cash flow[3] of $546 million, down 19% versus the prior year from increased working capital and the impact of R&D-related tax policy in the current year. Net capital expenditures were $58 million.

Capital Deployment

Capital deployment continued to balance dividends, share repurchases and investments.

- L3Harris paid $215 million in dividends and remains focused on paying a competitive dividend rate.



Dividends Per Share
$3.40
$4.08
$4.48
2020
2021
2022 (Annualized)

- Share repurchases totaled $171 million, bringing repurchase activity since 2020 to nearly $7 billion and reducing the share count by approximately 12% over the same period.
- The L3Harris Board of Directors recently approved an additional $3.0 billion share repurchase authorization, bringing the total current authorization to $4.5 billion as of October 20.



Cumulative Share Repurchases and Share Count Since 2020
216
203
193
Average Diluted Shares (M)
$2.3
$6.0
$6.9
Share Repurchases ($B)
2020
2021
3Q22

- L3Harris announced a several million dollar strategic investment in SeaSats to fuel collaborative development and accelerate production of micro-autonomous surface vehicles.
- The company's well-funded pension plan held relatively steady, minimizing cash outlays, as lower market returns for investments were offset by higher discount rates for liabilities, based on initial estimates.
- In July, the company established a new $2 billion, 5-year senior unsecured revolving facility maturing in July 2027. This new credit facility replaced an existing one and provides for revolving loans, swingline loans and letters of credit.
- L3Harris' current debt levels remain stable and the company maintains a strong leverage ratio of 1.8x net-debt-to-EBITDA[3], facilitating the Viasat Tactical Data Links (TDL) acquisition (see acquisition detail on page 16).
- The company continues to evaluate additional opportunities to optimize its portfolio through investments, mergers and acquisitions, as well as divestitures.

Refer to endnotes on page 19

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Page 16 Refer to endnotes on page 19 L3HARRIS INVESTOR LETTER 3Q 2022 On October 3, L3Harris announced the signing of a definitive agreement to acquire Viasat’s TDL product line for approximately $1.96 billion, expanding the company’s resilient communication and networking capabilities. TDL Product Line Overview The TDL network, also known as Link 16, is integrated on over 20,000 military aircraft, ground vehicles, surface vessels and operating bases, enabling warfighters to securely share voice and data communications across all domains. The TDL business is comprised of approximately 450 employees, with operations focused in Carlsbad, CA. Strategic Rationale The acquisition aligns with L3Harris Trusted Disruptor strategy to provide customers innovative and alternative solutions. TDL technology will improve the company’s JADC2 capability and provide immediate access to Link 16 waveform, platforms, prime contracts and a path to Advanced Tactical Data Links (ATDL) for future, integrated solutions. TDL will expand the company’s commercial pricing portfolio focused on defense applications across all domains for DoD and U.S. allies as a prime contractor. L3Harris expects the acquisition to close in the first half of 2023, subject to required regulatory approvals and customary closing conditions. Financial Highlights > Purchase price of $1.96 billion, subject to customary adjustments > Transaction structured as an asset purchase, resulting in ~$500 million in gross tax benefits with a NPV of ~$350 million > LTM adjusted EBITDA multiple of ~14x, net of tax asset and with run rate cost synergies > LTM Revenue / Operating Margins3: ~$400 million / 20%+ > Transaction is expected to be accretive to revenue, segment operating margins3, non- GAAP EPS3 and adjusted FCF3,4 CAPITAL ALLOCATION Image/Viasat

FINANCIAL GUIDANCE

L3Harris has reduced its full-year outlook across all financial metrics, reflecting the timing and ramp of key awards and continued macroeconomic headwinds that impact program performance, program timing and volumes.

The company expects organic revenue[2] to be down ~2.0% year-over-year, with segment margins[3] of ~15.5%, non-GAAP EPS[3] in the range of $12.75 to $13.00, and adjusted free cash flow[3,4] of ~$2.0 billion.

2022 Guidance	
Revenue	~$16.8B (vs. $17.3B - $17.7B, low end)
Organic revenue change[2]	down ~2.0% (vs. up 1.0% - 3.0%, low end)
Net income margin	~6.80% (vs. 12.00% - 12.25%, low end)
Segment operating margin[3]	~15.50% (vs. 16.00% - 16.25%, low end)
GAAP EPS	$5.80 - $6.05 (vs. $10.75 - $11.05, low end)
Non-GAAP EPS[3]	$12.75 - $13.00 (vs. $13.35 - $13.65, low end)
Operating cash flow[4]	~$2.2B (vs. $2.4B - $2.5B, low end)
Adjusted free cash flow[3,4]	~$2.0B (vs. $2.15B - $2.25B, low end)

2022 Guidance by Segment

	Revenue	Segment Operating Margin[3]
IMS	**~$6.8B** down ~3.0% (vs.up 2.0% - 4.0%, low end)	**~13.00%** (vs. 13.50% - 13.75%, low end)
SAS	**~$6.0B** flat (vs. flat - up 2.0%, low end)	**~12.00%** (vs. 12.50% - 12.75%, low end)
CS	**~$4.2B** down ~3.0% (vs. flat - up 2.0%)	**~24.25%** (vs. 24.25% - 24.50%, high end)

Integrated Mission Systems

IMS revenue is expected to be ~$6.8 billion and down ~3.0%, versus the prior outlook of the low end of $7.1 billion to $7.3 billion and up 2% to 4%. This is driven by the timing of an international ISR award and related revenue, as well as increased supply chain disruptions within Electro Optical.

IMS operating margin is anticipated to be ~13.00%, versus a prior outlook of the low end of 13.50% to 13.75%, as a result of macroeconomic factors impacting volumes, program performance and higher input cost.

Refer to endnotes on page 19

L3HARRIS INVESTOR LETTER 3Q 2022

Page 17

Space & Airborne Systems

SAS revenue is expected to be ~$6.0 billion and flat year-over-year, consistent with the prior outlook of the low end of $6.0 billion to $6.1 billion and flat to up 2%.

Continued traction in responsive space will largely be offset by pressure in the airborne businesses, as they transition to modernization over the coming years, and classified award timing within Intel & Cyber.

SAS operating margin is expected to be ~12.00% versus the prior outlook of the low end of 12.50% to 12.75%, resulting from macroeconomic factors impacting program performance.

Communication Systems

CS revenue is expected to be ~$4.2 billion and down ~3.0% year-over-year versus the prior outlook of $4.3 billion to $4.4 billion, and flat to up 2.0%, from ongoing supply chain disruptions and the timing of new awards.

CS operating margin is anticipated to be ~24.25% versus the prior outlook of the high end of 24.25% to 24.50%, driven by the reduced volumes.

Free Cash Flow and Capital Allocation

The adjusted free cash flow[3,4] guide of $2.0 billion, compared to the prior outlook of $2.15 billion to $2.25 billion, is primarily driven by the reduced outlook for revenue and margins as well as an increase in working capital stemming from the supply constrained environment. The company's guidance continues to incorporate current tax regulations, which required the company to begin capitalizing and amortizing R&D at the beginning of 2022, resulting in a cash tax payment increase of ~$600 million, versus the prior of $600 million to $700 million.

2022 Other Financial Guidance	
Net FAS/CAS pension adjustment ($M)	~$535 (vs ~$540)
Net interest expense ($M)	~$275 (vs ~$265)
Integration expenses ($M)	~$75
Effective tax rate (non-GAAP)	~14% (vs ~15%)
Average diluted shares (million shares)	~193
Capital expenditures ($M)	~$300

2022 Non-GAAP guidance EPS[3] Walk



$9.09
$12.95
$(0.44)
$(0.38)
- Program performance
- Input costs
- Supply Chain - Volume
+ e3
$0.64
$0.11
+ Tax
- Pension
$10.75 GAAP
$12.88
-1%
2021
Divestitures
Operations
Share count
Other
2022 guidance
Variance to Prior Guidance
$(0.00)
$(0.60)
($0.00)
$0.12
$(0.47)

Refer to endnotes on page 19

L3HARRIS INVESTOR LETTER 3Q 2022

Page 18

Page 19 L3HARRIS INVESTOR LETTER 3Q 2022 1Funded book-to-bill is calculated as the value of new contract awards received from the U.S. Government, for which the U.S. Government has appropriated funds, plus the value of new contract awards and orders received from customers other than the U.S. Government, divided by revenue. This includes incremental funding and adjustments to previous awards, and excludes unexercised contract options or potential orders under indefinite delivery, indefinite quantity contracts. The funded book-to-bill ratio is considered a key performance indicator in the Aerospace and Defense industry as it measures how much backlog is utilized in a certain period. 2Organic revenue and organic revenue change exclude the impact of completed divestitures; refer to non-GAAP financial measure (NGFM) reconciliations in the tables accompanying this Investor Letter and to the disclosures in the non-GAAP section of this Investor Letter for more information. 3Segment operating margin, non-GAAP operating income (loss), non-GAAP EPS, adjusted backlog, net-debt-to- EBITDA, non-GAAP tax rate and adjusted free cash flow (FCF) are NGFMs; refer to NGFM reconciliations in the tables accompanying this Investor Letter for applicable adjustments and/or exclusions and to the disclosures in the non- GAAP section of this Investor Letter for more information. 4Operating cash flow and adjusted FCF results and guidance (2022) assumes a provision in the Tax Cuts and Jobs Act of 2017 that went into effect on January 1, 2022 requiring companies to capitalize and amortize R&D expenditures over five years rather than deducting such expenditures in the year incurred is not modified, repealed or deferred beyond 2022, resulting in additional cash income tax payments of ~$600 million in fiscal 2022. Adjusted FCF excludes cash income taxes paid or avoided related to taxable gains and losses resulting from sales of businesses, and also reflects the types of adjustments and/or exclusions presented in the FCF and adjusted FCF NGFM reconciliation in the tables accompanying this Investor Letter; refer to the disclosures in the non-GAAP section of this Investor Letter for more information. ENDNOTES

Page 20 L3HARRIS INVESTOR LETTER 3Q 2022 This Investor Letter contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (“SEC”), including non-GAAP EPS, segment operating margin, non-GAAP segment operating income (loss) and adjusted free cash flow for the third quarters of 2022 and 2021; organic revenue change; segment operating income (loss) and margin for the Integrated Mission Systems and Communication Systems segments for third quarter of 2022; debt to net-debt-to-EBITDA (adjusted earnings before interest, taxes, depreciation and amortization ratio); adjusted backlog; adjusted tax rate and expected organic revenue change, segment operating margin, EPS, and adjusted free cash flow, non-GAAP effective tax rate for 2022; in each case, adjusted for certain costs, charges, expenses, losses or other amounts as set forth in the reconciliations of non-GAAP financial measures included in the financial statement tables accompanying this Investor Letter. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). L3Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. L3Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze L3Harris business trends and to understand L3Harris performance. In addition, L3Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. NON-GAAP FINANCIAL MEASURES

Page 21 L3HARRIS INVESTOR LETTER 3Q 2022 Statements in this Investor Letter that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this Investor Letter include but are not limited to: revenue, organic revenue change, segment revenue, segment revenue growth and segment operating margin, GAAP net income (loss) margin, adjusted EBIT margin, GAAP EPS, non-GAAP EPS, operating cash flow, adjusted free cash flow, R&D tax impact, net FAS/CAS pension adjustment, net interest expense, L3Harris merger-related integration expenses, non-GAAP effective tax rate, average diluted shares outstanding and capital expenditure guidance for 2022; statements regarding the domestic and international demand environment, including the expansion of NATO, the U.S. DoD, non-U.S. NATO and other international budget sizes and spending commitments; capitalizing on growing international demand; program, contract and order opportunities, awards and program ramps and the value or potential value and timing thereof; macroeconomic conditions and the improving contracting environment; the utilization of the balanced capital allocation plan; the expected impacts of supply chain disruptions, labor market conditions and inflation and the ability to offset such impacts; The TDL acquisition; the effects of investments on the company’s capabilities; the transition to modernization in airborne businesses; paying competitive dividends, with improvement in payout related to cash flow; continued strong leverage ratio and other statements regarding outlook and financial performance guidance that are not historical facts. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company's consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: the loss of the company’s relationship with the U.S. Government or a change or reduction in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, debt ceiling implications, budgetary constraints, government shut down and continuing resolution impacts, sequestration, and cost-cutting initiatives); a security breach, through cyberattack or otherwise, or other significant disruptions of the company’s IT networks and systems or those the company operates for customers; the level of returns on defined benefit plan assets and changes in interest rates; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns, fluctuations in the price of raw materials, or a significant increase in or sustained period of inflation; changes in estimates used in accounting for the company’s programs; financial and government and regulatory risks relating to international sales and operations; effects of any non-compliance with laws; the company’s ability to continue to develop new products that achieve market acceptance; the consequences of uncertain economic conditions and future geopolitical events; strategic transactions, including mergers, acquisitions, divestitures, spin-offs and the risks and uncertainties related thereto, including the company’s ability to manage and integrate acquired businesses and product lines and realize expected benefits, the potential disruption to relationships with employees, suppliers and customers, including the U.S. Government, and to the company’s business generally, and potential tax, indemnification and other liabilities and exposures; performance of the company’s subcontractors and suppliers, including supply chain disruption impacts and resource shortages; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies, litigation and legal matters and the ultimate outcome thereof; downturns in global demand for air travel and other economic factors impacting the company’s commercial aviation products, systems and services business; risks inherent in developing new and complex technologies and/or that may not be covered adequately by insurance or indemnity; changes in the company’s effective tax rate, including due to the U.S. Government’s failure to modify or repeal the provisions in the Tax Cuts and Jobs Act of 2017 that eliminate the option to immediately deduct research and development expenditures in the period incurred; significant indebtedness and unfunded pension liability and potential downgrades in the company’s credit ratings; unforeseen environmental matters; natural disasters or other disruptions affecting the company’s operations; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired; and the company’s ability to attract and retain key employees and maintain reasonable relationships with unionized employees. The level and timing of share repurchases will depend on a number of factors, including the company’s financial condition, capital requirements, cash flow, results of operations, future business prospects and other factors. The timing, volume and nature of share repurchases also are subject to business and market conditions, applicable securities laws, and other factors, and are at the discretion of the company and may be suspended or discontinued at any time without prior notice. Further information relating to these and other factors that may impact the company's results, future trends and forward-looking statements are disclosed in the company's filings with the SEC. The forward-looking statements contained in this Investor Letter are made as of the date of this Investor Letter, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons reading this Investor Letter are cautioned not to place undue reliance on forward-looking statements. FORWARD-LOOKING STATEMENTS

L3HARRIS INVESTOR LETTER 3Q 2022 Refer to endnotes on page 19 Page 22 Table 1 - Consolidated Statement of Operations....................... 23 Table 2 - Business Segment Information .................................. 24 Table 3 - Consolidated Statement of Cash Flows ...................... 25 Table 4 - Consolidated Balance Sheet ....................................... 26 Table 5 - Other Financial Information and Pension .................. 27 Table 6 - Organic Revenue and Total Backlog............................ 29 Table 7 - Segment Operating Margin and Income ..................... 30 Table 8 - Free Cash Flow and Adjusted Free Cash Flow ........... 32 Table 9 - Net Debt to Adjusted EBITDA Ratio ............................ 33 Table 10 - 2022 Guidance .......................................................... 34 FINANCIAL TABLES TABLE OF CONTENTS

Page 23 L3HARRIS INVESTOR LETTER 3Q 2022   Quarter Ended (In millions, except per share amounts) September 30, 2022 October 1, 2021 Revenue from product sales and services $ 4,246 $ 4,229 Cost of product sales and services (3,052) (2,921) Engineering, selling and administrative expenses (742) (793) Business divestiture-related gains, net — 27 Impairment of goodwill (802) — Non-operating income 99 111 Interest expense, net (70) (67) (Loss) income from continuing operations before income taxes (321) 586 Income taxes 20 (107) Net (loss) income (301) 479 Noncontrolling interests, net of income taxes 1 2 Net (loss) income attributable to L3Harris Technologies, Inc. $ (300) $ 481 Net (loss) income per common share attributable to L3Harris Technologies, Inc. common shareholders Basic $ (1.56) $ 2.41 Diluted $ (1.56) $ 2.39 Basic weighted average common shares outstanding 191.3 199.5 Diluted weighted average common shares outstanding 191.3 201.6 FINANCIAL TABLES Table 1 L3HARRIS TECHNOLOGIES, INC. FY'22 Third Quarter Summary CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited) support

Table 2
L3HARRIS TECHNOLOGIES, INC.
FY'22 Third Quarter Summary

BUSINESS SEGMENT INFORMATION
(Unaudited)

(In millions)	Quarter Ended	
	September 30, 2022	October 1, 2021
Revenue		
Integrated Mission Systems	$ 1,710	$ 1,649
Space & Airborne Systems	1,502	1,494
Communication Systems	1,068	1,030
Other non-reportable businesses	—	95
Corporate eliminations	(34)	(39)
	$ 4,246	$ 4,229
Net (Loss) Income		
Segment Operating (Loss) Income:		
Integrated Mission Systems	$ (225)	$ 232
Space & Airborne Systems	172	187
Communication Systems	(97)	258
Other non-reportable businesses	—	7
	(150)	684
Unallocated Items:		
Unallocated corporate department income (expense), net	20	(1)
L3Harris merger-related transaction, integration, and other expenses[1]	(21)	(35)
Amortization of acquisition-related intangibles	(151)	(155)
Business divestiture-related gains, net	—	27
Charges for severance and other termination costs	(29)	—
Accrual for potential legal exposure[2]	(31)	—
Acquisition and other divestiture-related expenses	(10)	(8)
FAS/CAS operating adjustment[3]	22	30
	(200)	(142)
Non-operating income, net	99	111
(Loss) income from continuing operations before interest and income taxes	(251)	653
% of total revenue	*(5.9)%*	*15.4 %*
Net interest expense	(70)	(67)
(Loss) income from continuing operations before income tax expense	(321)	586
Income taxes	20	(107)
	$ (301)	$ 479
% of total revenue	*(7.1)%*	*11.3 %*

[1] L3Harris merger-related integration expenses represent costs associated with achieving gross synergy targets.

[2] Accrual for potential legal exposure is associated with an ongoing legal matter that is disproportionately large related to our routine legal expenses or accruals.

[3] The "FAS/CAS operating adjustment" line item in the table above represents the difference between the service cost component of Financial Accounting Standards ("FAS") pension and OPEB income or expense and total U.S. Government Cost Accounting Standards ("CAS") pension and OPEB cost. The non-service cost components of FAS pension and OPEB expense are included as a component in the "Non-operating income, net" line item in the table above.

L3HARRIS INVESTOR LETTER 3Q 2022

Page 24

Page 25 L3HARRIS INVESTOR LETTER 3Q 2022   Quarter Ended (In millions) September 30, 2022 October 1, 2021 Operating Activities Net (loss) income $ (301) $ 479 Adjustments to reconcile net (loss) income to net cash provided by operating activities: Amortization of acquisition-related intangibles 151 155 Depreciation and other amortization 81 84 Share-based compensation 23 33 Share-based matching contributions under defined contribution plans 48 48 Qualified pension plan contributions (1) (1) Pension and other postretirement benefit plan income (99) (87) Goodwill and asset impairment charges 802 — Business divestiture-related (gains), net — (27) (Increase) decrease in: Receivable, net 53 171 Contract assets (86) (177) Inventories (98) (154) Prepaid expenses and other current assets (5) (17) Increase (decrease) in: Accounts payable 356 201 Contract liabilities (112) (30) Other (224) (194) Net cash provided by operating activities 588 484 Investing Activities Additions of property, plant and equipment, net (58) (76) Proceeds from sales of businesses, net 3 168 Proceeds from sale of asset group — — Cash used for equity investments (17) — Other investing activities 5 1 Net cash (used in) provided by investing activities (67) 93 Financing Activities Net proceeds from borrowings (2) — Repayments of borrowings (2) (2) Proceeds from exercises of employee stock options 6 56 Repurchases of common stock (171) (1,325) Cash dividends (215) (202) Other financing activities (8) (3) Net cash used in financing activities (392) (1,476) Effect of exchange rate changes on cash and cash equivalents (20) (4) Net increase (decrease) in cash and cash equivalents 109 (903) Cash and cash equivalents, beginning of period 420 2,029 Cash and cash equivalents, end of period $ 529 $ 1,126 Table 3 L3HARRIS TECHNOLOGIES, INC. FY'22 Third Quarter Summary CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited) support

Page 26 L3HARRIS INVESTOR LETTER 3Q 2022 (In millions) September 30, 2022 December 31, 2021 Assets Cash and cash equivalents $ 529 $ 941 Receivables, net 1,138 1,045 Contract assets 3,135 3,021 Inventories 1,339 982 Inventory prepayments 22 48 Property, plant and equipment, net 2,092 2,101 Operating lease right-of-use assets 762 769 Goodwill 17,260 18,189 Other intangible assets, net 6,148 6,640 Other assets 956 973 $ 33,381 $ 34,709 Liabilities Short-term debt $ 2 $ 2 Accounts payable 2,078 1,767 Contract liabilities 1,158 1,297 Compensation and benefits 349 444 Current portion of long-term debt, net 1,063 11 Defined benefit plans 346 614 Operating lease liabilities 745 768 Long-term debt, net 5,967 7,048 Other liabilities 3,234 3,439 Equity 18,439 19,319 $ 33,381 $ 34,709 Table 4 L3HARRIS TECHNOLOGIES, INC. FY'22 Third Quarter Summary CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited) support

Table 5
L3HARRIS TECHNOLOGIES, INC.
FY'22 Third Quarter Summary

OTHER FINANCIAL INFORMATION AND NET FAS/CAS PENSION ADJUSTMENT
(Unaudited)

Other Financial Information

(In millions, except per share amounts)	Quarter Ended September 30, 2022	Quarter Ended October 1, 2021	2022 Guidance	2022 Previous Guidance
FAS/CAS pension adjustment, net[1]	$ 133	$ 134	~$535	~$540
Net interest expense	$ 70	$ 67	~$275	~$265
L3Harris merger-related integration expenses[2]	$ 21	$ 35	~$75	~$75
Effective tax rate (non-GAAP)	14.1 %	15.2 %	~14%	~15%
Average diluted shares outstanding	191.3	201.6	~193	~193
Capital expenditures[3]	$ 58	$ 76	~300	~300

[1]Amounts reflect all pension and other postretirement benefit plans. See table below for more information.

[2]L3Harris merger-related integration expenses represent costs associated with achieving gross synergy targets.

[3]Represents additions of property, plant and equipment, net of proceeds from the sale of property, plant and equipment.

Net FAS/CAS Pension Adjustment

(In millions)	Quarter Ended September 30, 2022	Quarter Ended October 1, 2021	2022 Guidance	2022 Previous Guidance
FAS pension service cost	$ (11)	$ (17)	~(45)	~(45)
Less: CAS pension cost	(33)	(47)	~(140)	~(145)
FAS/CAS operating adjustment[1]	22	30	~95	~100
Non-service FAS pension income	111	104	~440	~440
FAS/CAS pension adjustment, net[2]	$ 133	$ 134	~535	~540

[1]Effective with fiscal 2022, the Company's segment operating results include pension cost calculated under CAS and presents a "FAS/CAS operating adjustment" line item to reconcile between segment and consolidated results. For supplemental business segment information as reclassified to conform with the Company's fiscal 2022 segment reporting, reference other quarterly earnings materials and the L3Harris investor relations website.

[2]FAS/CAS pension adjustment, net excludes net settlement and curtailment losses recognized in fiscal 2021; refer to NGFM reconciliations and disclosures in other quarter earnings materials and the L3Harris investor relations website.

L3HARRIS INVESTOR LETTER 3Q 2022

Page 27

Page 28 L3HARRIS INVESTOR LETTER 3Q 2022 To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of income (loss) from continuing operations per diluted common share, net income (loss), net income (loss) margin, net cash provided by operating activities, revenue and segment operating income (loss), adjusted to exclude certain costs, charges, expenses and losses or other amounts. L3Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. L3Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze L3Harris’ business trends and to understand L3Harris’ performance. In addition, L3Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Table 6
L3HARRIS TECHNOLOGIES, INC.
FY'22 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Organic Revenue and Total Backlog
(Unaudited)

	Quarter Ended October 1, 2021		
(In millions)	As Reported	Adjustments[1]	Organic
Integrated Mission Systems	$ 1,649	$ (7)	$ 1,642
Space & Airborne Systems	1,494	—	1,494
Communication Systems	1,030	—	1,030
Other non-reportable businesses	95	(88)	7
Corporate eliminations	(39)	—	(39)
Revenue	$ 4,229	$ (95)	$ 4,134

	Fiscal Year Ended December 31, 2021		
(In millions)	As Reported	Adjustments[2]	Organic
Integrated Mission Systems	$ 7,042	$ (15)	$ 7,027
Space & Airborne Systems	5,965	—	5,965
Communication Systems	4,287	—	4,287
Other non-reportable businesses	683	(640)	43
Corporate eliminations	(163)	—	(163)
Revenue	$ 17,814	$ (655)	$ 17,159

[1]Adjustment to exclude amounts attributable to each divested business for the third quarter of fiscal 2021.
[2]Adjustment to exclude amounts attributable to each divested business for the fiscal year ended 2021.

	Quarter Ended October 1, 2021		
	As Reported	Adjustments[2]	Organic
Total Backlog	21,093	-115	20,978

	Quarter Ended September 30, 2022		
	As Reported	Adjustments[2]	Organic
Total Backlog	21,365	-17	21,348

L3HARRIS INVESTOR LETTER 3Q 2022

Page 29

Table 7
L3HARRIS TECHNOLOGIES, INC.
FY'22 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Segment Operating Margin and Income (Loss) from Continuing Operations Per Share Attributable to Common Shareholders
(Unaudited)

	Quarter Ended					
	September 30, 2022			October 1, 2021		
(In millions, except per share amounts)	As Reported	Adjustments[1]	Adjusted	As Reported	Adjustments[1]	Adjusted
Revenue						
Integrated Mission Systems	$ 1,710	$ —	$ 1,710	$ 1,649	$ —	$ 1,649
Space & Airborne Systems	1,502	—	1,502	1,494	—	1,494
Communication Systems	1,068	—	1,068	1,030	—	1,030
Other non-reportable businesses	—	—	—	—	—	—
Corporate eliminations	(34)	—	(34)	(39)	—	(39)
	$ 4,246	$ —	$ 4,246	$ 4,229	$ —	$ 4,229
Net (Loss) Income						
Segment Operating (Loss) Income:						
Integrated Mission Systems[2]	$ (225)	$ 447	$ 222	$ 232	$ —	$ 232
Space & Airborne Systems	172	—	172	187	—	187
Communication Systems[2]	(97)	355	258	258	—	258
Other Non-Reportable Businesses	—	—	—	7	—	7
	(150)	802	652	684	—	684
% of total revenue ("segment operating margin")	*(3.5)%*		*15.4 %*	*16.2 %*		*16.2 %*
Unallocated Items:						
Unallocated corporate department income (expense), net	20	—	20	(1)	—	(1)
L3Harris merger-related integration expenses[3]	(21)	21	—	(35)	35	—
Amortization of acquisition-related intangibles	(151)	151	—	(155)	155	—
Charges for severance and other termination costs	(29)	29	—	—	—	—
Charge related to an additional pre-merger legal contingency	(31)	31	—	—	—	—
Business divestiture-related gains, net	—	—	—	27	(27)	—
Acquisition and other divestiture-related expenses	(10)	10	—	(8)	8	—
FAS/CAS operating adjustment[4]	22	—	22	30	—	30
Operating (Loss) Income	(350)	1,044	694	542	171	713
% of total revenue	*(8.2)%*		*16.3 %*	*12.8 %*		*16.9 %*
Non-operating income, net[5]	99	8	107	111	7	118
Net interest expense	(70)	—	(70)	(67)	—	(67)
(Loss) income from continuing operations before income taxes	(321)	1,052	731	586	178	764
Income taxes	20	(122)	(102)	(107)	(9)	(116)
(Loss) income from continuing operations	(301)	930	629	479	169	648
Discontinued operations, net of income taxes	—	—	—	(1)	—	(1)
	$ (301)	$ 930	$ 629	$ 479	$ 169	$ 648
% of total revenue	*(7.1)%*		*14.8 %*	*11.3 %*		*15.3 %*
Per Share Information						
Diluted weighted average common shares outstanding[6]	191.3		192.8	201.6		201.6
EPS[7]	$ (1.56)	$ 4.82	$ 3.26	$ 2.39	$ 0.82	$ 3.21

Refer to endnotes on page 31.

L3HARRIS INVESTOR LETTER 3Q 2022 Page 30

Page 31 L3HARRIS INVESTOR LETTER 3Q 2022 Table 7 L3HARRIS TECHNOLOGIES, INC. FY'22 Third Quarter Summary RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Segment Operating Margin and Income (Loss) from Continuing Operations Per Share Attributable to Common Shareholders (Unaudited) 1Non-GAAP EPS, non-GAAP segment operating margin, non-GAAP income (loss) from continuing operations and non-GAAP net income (loss) are NGFMs. 2Adjustments represent charges for goodwill impairment recorded at our Integrated Missions Systems Segment, related to a weakened outlook for precision weapons and other solutions and higher interest rates, and Communication Systems segment, related to a lower outlook on legacy platforms and higher interest rates. 3L3Harris merger-related integration expenses represent costs associated with achieving gross synergy targets. 4The “FAS/CAS operating adjustment” line item in the table above represents the difference between the service cost component of Financial Accounting Standards (“FAS”) pension and OPEB income or expense and total U.S. Government Cost Accounting Standards (“CAS”) pension and OPEB cost. The non-service cost components of FAS pension and OPEB expense are included as a component in the “Non-operating income, net” line item in the table above. 5Non-GAAP adjustment for the quarter ended September 30, 2022, includes $8 million adjustment for equity method investment earnings and for the quarter ended October 1, 2021, includes $7 million FAS pension settlement. 6As reported diluted weighted average common shares outstanding exclude the antidilutive impact of share-based awards outstanding for the quarter ended September 30, 2022. 7The adjustment to non-GAAP EPS includes the per share impact of the adjustments in the table above and the non-controlling interest portion of these adjustments.

Table 8
L3HARRIS TECHNOLOGIES, INC.
FY'22 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Free Cash Flow and Adjusted Free Cash Flow
(Unaudited)

	Quarter Ended		2022	2022
(In millions)	September 30, 2022	October 1, 2021	Guidance	Previous Guidance (Low End)
Net cash provided by operating activities	$ 588	$ 484	$2,225	$2,375
Additions of property, plant and equipment, net	(58)	(76)	~ (300)	~(300)
Cash used for L3Harris Merger integration	16	26	~75	~75
Net cash paid for income taxes associated with business divestitures	—	239	—	—
Adjusted free cash flow	$ 546	$ 673	$2,000	$2,150

L3HARRIS INVESTOR LETTER 3Q 2022

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Page 33 L3HARRIS INVESTOR LETTER 3Q 2022 Quarter Ended (In millions) September 30, 2022 July 1, 2022 April 1, 2022 December 31, 2021 Four Quarters Short-term debt $ 2 Current portion of long-term debt, net 1,063 Long-term debt, net 5,967 Total debt 7,032 Less cash and cash equivalents 529 Net debt (A) $ 6,503 Net (loss) income $ (300) $ 471 $ 475 $ 484 $ 1,130 Adjustments: Income taxes (20) 55 61 104 200 Net interest expense 70 67 68 67 272 Depreciation and amortization 232 233 232 244 941 L3Harris Merger integration costs 21 26 23 54 124 Business divestiture-related (gains), net — — — (28) (28) Impairment of Goodwill 802 — — — 802 Charges for severance and other termination costs 29 — — — 29 Accrual for potential legal exposure 31 — — — 31 Gain on sale of asset group — (8) — — (8) Acquisition and other divestiture-related expenses 10 35 1 7 53 Non-operating income adjustments 8 — — (3) 5 Total adjustments $ 1,183 $ 408 $ 385 $ 445 $ 2,421 Adjusted EBITDA1 (B) $ 883 $ 879 $ 860 $ 929 $ 3,551 Net debt to adjusted EBITDA ratio (A) / (B) 1.8 x 1 Adjusted EBITDA is a NGFM. Table 9 L3HARRIS TECHNOLOGIES, INC. FY'22 Third Quarter Summary RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Net Debt to Adjusted EBITDA Ratio (Unaudited)

Table 10
L3HARRIS TECHNOLOGIES, INC.
FY'22 Guidance
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Income From Continuing Operations per Diluted Common Share and Segment Operating Margin
(Unaudited)

(In millions)	2022 Current Guidance	2022 Previous Guidance (low end)
Income from continuing operations per diluted common share	$5.80 - $6.05	$10.75
Adjustments:		
L3Harris Merger-related integration expenses	~ 0.39	~ 0.39
Acquisition and other divestiture related expenses	~0.23	~0.00
Amortization of acquisition-related intangibles	~ 3.13	~ 3.13
Legal, Severance, Sale of Asset Group	~0.27	~0.00
Goodwill Impairment	~4.16	~0.00
Non-Operating Income, Net	~0.04	~0.00
Noncontrolling interest portion of adjustments	~ (0.02)	~ (0.02)
Total pre-tax adjustments	~ 8.20	~ 3.50
Income taxes on above adjustments	~ (1.25)	~ (0.90)
Total adjustments after-tax	~ 6.95	~ 2.60
Non-GAAP net income per diluted common share	$12.75 - $13.00	$13.35

(In millions, except revenue guidance)	2022 Current Guidance	2022 Previous Guidance (low end)
Revenue guidance (A)	$16.8 billion	$17.3 billion
Segment operating income (B)	$2,600	$2,770
Unallocated corporate department expense	~ 34	~ (15)
L3Harris Merger-related integration expenses	~ (75)	~ (75)
Amortization of acquisition-related intangibles	~ (605)	~ (605)
Goodwill Impairment	~(802)	~0
Acquisition and other divestiture related expenses	~(45)	~0
Legal, Severance, Sale of Asset Group	~(52)	~0
Non-Operating Income, Net	~(8)	~0
FAS/CAS pension adjustment, net	~ 535	~ 540
Net interest expense	~ (275)	~ (265)
Income taxes	~ (167)	~ (275)
Net income (C)	$1,140	$2,075
Net income margin (C) / (A)	6.80%	12.00%
Segment operating margin (B) / (A)	15.50%	16.00%

L3HARRIS INVESTOR LETTER 3Q 2022
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Page 35 L3HARRIS INVESTOR LETTER 3Q 2022 Conference Call Information L3Harris Technologies will host a Q&A focused conference call tomorrow, October 28, 2022, at 8:30 a.m. Eastern Time (ET). The dial-in numbers for the teleconference are (U.S.) 877-407-6184 and (International) 201-389-0877, and participants will be directed to an operator. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via webcast, which will be broadcast live at L3Harris.com/investors. A recording of the call will be available on the L3Harris website, beginning at approximately 12 p.m. ET on October 28, 2022. CONFERENCE CALL INFORMATION